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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 1997, except for Note 9, as to which the date is July 24, 1997, in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-37135) and related Prospectus of Omega Cabinets, Ltd. for the registration of its $100 million 10 1/2% Senior Subordinated Notes due 2007.

                                                          /s/ Ernst & Young LLP
                                                              Ernst & Young LLP

Des Moines, Iowa
December 10, 1997